Exhibit 3.2
NORTHFIELD BANCORP, INC.
BYLAWS
ARTICLE I. HOME OFFICE
     The Home Office of Northfield Bancorp, Inc. (the “Corporation”) shall be in the City of Woodbridge, State of New Jersey.
ARTICLE II. STOCKHOLDERS
      Section 1. An annual meeting of the stockholders for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.
     Section 2. Special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships) at the time any such resolution is presented to the Board of Directors for adoption (the “Whole Board”). Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors.
     Section 3.
     A. Written notice stating the place, if any, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary or the Directors calling the meeting, to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation). If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the stockholder at his/her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 4 of this Article II, with postage thereon prepaid. When any stockholders’ meeting, either annual or special, is adjourned for more than thirty (30) days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for thirty (30) days or less or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

     B. At any time upon the written request of any person or persons entitled to call a special meeting the Secretary of the Corporation shall notify stockholders of the call of the special meeting, to be held at such time and place as the notice shall specify, but in no event shall such notice specify a time more than sixty (60) days after the receipt of the request.
     Section 4. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.
     Section 5. The Officer or Agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the Corporate Headquarters of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours, for a period of ten (10) days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.
     Section 6. A majority of the outstanding shares of the Corporation entitled to vote, subject to the limitations contained in the Certificate of Incorporation, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, the chairman of the meeting or the holders of a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     Section 7. At all meetings of stockholders, a stockholder may vote by proxy, executed in writing by the stockholder, or by his or her duly authorized attorney in fact. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period.

     Section 8. Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of shares entitled to vote in election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.
     Section 9. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
     All elections of Directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which the Corporation’s securities are listed, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
     Section 10. Any action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, if all stockholders consent thereto in writing.
     Section 11.
     A. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
     B. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, at an annual meeting of stockholders.

     C. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under Delaware law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days prior to the anniversary date of the Corporation’s proxy materials for the preceding year’s annual meeting of stockholders (“Proxy Statement Date”); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the elections of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) (A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes of this Section 11(C), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting); (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).
     D. Notwithstanding anything in the second sentence of paragraph (C) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the Proxy Statement Date, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
     E. Only persons nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

     F. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     G. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE III. BOARD OF DIRECTORS
      Section 1. The business and affairs of the Corporation shall be under the direction of its Board. The Board shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings.
     The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.
     Section 2. Subject to the rights of the holders of any class or series of preferred stock, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director’s successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.
     Section 3. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all Directors. A notice of each regular meeting shall not be required.

     Section 4. Special meetings of the Board of Directors may be called at any time by the Chairman, Chief Executive Officer, President, or Lead Director, and shall be called by the Secretary upon the written request of not less than a majority of the Directors then in office.
Section 5. Whenever a special meeting of the Board is duly called, the meeting shall be held not less than 24 hours or not more than seven (7) days after such meeting is called. The Secretary shall notify each member of the Board of the date, place and time of any special meeting of the Board in person, by telephone, overnight courier, facsimile transmission or other electronic means not less than 24 hours prior to such meeting or by mail not less than five (5) days prior to such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
Section 6. A majority of the members of the Board shall constitute a quorum for the transaction of business at any meeting.
Section 7. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board may be taken without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic from if the minutes are maintained in electronic form.
Section 8. Any or all Directors may participate in a meeting of the Board or a committee of the Board by means of a conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other, unless otherwise provided in the Certificate of Incorporation or the Bylaws. Any Director so participating in such a meeting shall be deemed to be present at such meeting.
     Section 9. Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.
     Section 10. No person 75 years of age is eligible for election, re-election, appointment, or reappointment to the Board. No Director shall serve as a Director beyond the annual meeting of the Company immediately following the Director becoming age 75. A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. No person may serve on the Board of Directors and at the same time be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association (in each case whether chartered by a state, the federal government or any other jurisdiction) that has an office in any city or county in which the Corporation or any of its subsidiaries has an office, or in any county contiguous to such cities or counties. The Board of Directors shall have the power to construe and apply the provisions of this Section 10 and to make all determinations necessary or desirable to implement such provisions.
ARTICLE IV. COMMITTEES
     Section 1. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
     Section 2. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
ARTICLE V. OFFICERS
     Section 1. At each annual meeting of the Board, the Board shall elect one of its members to preside at its meetings as Chairman of the Board. It shall elect a Chief Executive Officer, President, one or more Executive Vice Presidents, a Treasurer, and a Secretary all of whom shall hold office for one year and until their successors shall be elected and qualified. Where permitted by law, more than one office may be held by the same person. The Board may appoint such other officers, as they deem necessary for the proper conduct of the business of the Corporation. The Board also may appoint or employ or authorize the appointment or employment of assistant officers or assistants to officers subject to the confirmation of the Board; provided, however, that assistants to officers shall not be considered as officers but as employees. The Chief Executive Officer, President or their designees shall have the authority to appoint any other employees or agents. Upon the termination of service of any officer, director, employee, or agent, all monies, records, securities or property in his possession and belonging to the Corporation shall be surrendered forthwith and delivered to his successor or to the Board.
     Section 2. The Chairman of the Board shall preside at meetings of the stockholders, and the Board. He or she shall be a voting ex-officio member of all committees, in which no conflict exists, and he/she shall perform such duties as usually appertain to the office of the Chairman, or as the Board shall order and as by law provided. In the absence of the Chairman of the Board, the Lead Director shall preside at stockholder and Board meetings.
     Section 3. The Chief Executive Officer and President of the Corporation, or their designees, shall be directly responsible for engaging or dismissing any and all employees of the Corporation, except such as are engaged by action of the Board or a committee thereof. He/she shall have full authority to direct the operation and conduct of the Corporation under the direction of the Board. He/she shall perform such other duties as usually pertain to the office, or as the Board, or the Chairman shall order and as by law provided.
     Section 4. The Executive Vice President or Executive Vice Presidents shall assist the Chief Executive Officer and the President in the performance of their duties.
     Section 5. The Vice President or Vice Presidents shall perform such other duties as may, from time to time, be assigned by the Board, the Chief Executive Officer, and the President.
     Section 6. The Treasurer shall perform such duties as generally pertain to that office and such other duties as shall, from time to time, be assigned by the Chief Executive Officer and the President. In the absence of the Treasurer, his/her duties may be performed by any Assistant Treasurer.
     Section 7. The Secretary shall be the custodian of the seal of the Corporation. He/she shall give notice of all meetings of the Corporation and of the Board, to the Directors as herein and by law provided. He/she shall keep a record of the proceedings of the meetings of the Corporation and of the Board, unless a Secretary to the Board shall have been appointed, in which case such Secretary to the Board shall keep a record of the proceedings of the meetings of the Board. He/she shall perform such duties as may, from time to time, be assigned to him/her by the Board, the Chairman, Chief Executive Officer, and the President. In the absence of the Secretary, his/her duties may be performed by any Assistant Secretary.
     Section 8. All other officers shall have such authority and perform such duties as may be assigned to them by the Chief Executive Officer, and the President.

     Section 9. In the absence or disability of the Chief Executive Officer, or other designated officers, the duties and responsibilities of their offices shall be performed by the available officers, as designated by the Board.
     Section 10. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
     Section 11. Any officer of the Corporation may be removed at any time, with or without cause, by a two-thirds vote of the Board. Any termination of employment of an officer by the Board will not affect any contractual rights such officer may have under any employment agreement with the Corporation.
     Section 12. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any Officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to, any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.
ARTICLE VI. STOCK
      Section 1. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President, and by the Secretary or any Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.
     Section 2. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article VI of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.
     Section 3. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 at the adjourned meeting.
     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 4. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
     Section 5. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.
ARTICLE VIII. NOTICES
     Section 1. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.
     Section 2. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.
ARTICLE VIII. MISCELLANEOUS
      Section 1. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.
     Section 2. The Board shall have the power to adopt or alter the Seal of the Corporation.
     Section 3. Each Director, each member of any committee designated by the Board, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
     Section 4. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
     Section 5. The fiscal year of the Corporation shall be as fixed by the Board of Directors.
ARTICLE IX. AMENDMENT
     In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.